UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2017 (April 24, 2017)

Reed’s Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 South Spring Street, Los Angeles, California 90061

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (310) 217-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 24, 2017, Reed’s Inc., a Delaware corporation (“Reed’s” or the “Company”) received notice from the NYSE that the Company is back in compliance with the continued listing standards as set forth in Part 10 of the NYSE MKT Company Guide. Specifically, the Company has resolved the continued listing deficiency with respect to Sections 134 and 1101 of the Company Guide referenced in the Exchanges letter dated April 18, 2017 since it filed its form 10-K for the fiscal year ended December 31, 2016 with the Securities and Exchange Commission on April 24, 2017.

Item 8.01 Other Events On April 24, 2017, the Company hosted an investor conference call to discuss its fourth quarter 2016 financial results and revenue outlook for the first quarter of 2017. A question was incorrectly answered regarding the Company’s first quarter sales mix outlook. It was incorrectly stated that the sales of the Reed’s and Virgil’s brands improved during the first quarter. Both were down in the first quarter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: April 26, 2017	By:	/s/ Daniel Miles
Daniel Miles,
Chief Financial Officer